Execution Version

MASTER CUSTODIAN AGREEMENT

This Agreement is made as of May 11, 2026 (this “Agreement”), between each management investment company identified on Appendix A and each management investment company which becomes a party to this Agreement in accordance with the terms hereof (in each case, a “Fund”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the “Custodian” or “State Street’). It is understood and agreed that this document shall constitute a separate agreement with each Fund, as if each such Fund had executed a separate document naming only the Custodian and such Fund and that no other investment company listed on Appendix A shall have any liability under this document for the obligations of any other investment company so listed nor will the acts (or failure to act) of any other investment company affect the rights and obligations under this Agreement of any other investment company so listed. All references herein to a “Fund” or the “Fund” are to each Fund listed on Appendix A individually, as if this Agreement were between the relevant individual Fund and the Custodian.

WITNESSETH:

WHEREAS, each Fund desires for the Custodian to provide certain custodial services relating to securities and other assets of such Fund; and

WHEREAS, the Custodian is willing to provide the services upon the terms contained in this Agreement;

Now, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.   DEFINITIONS.

In addition to terms defined in Section 4.1 (Rule 17f-5 and Rule 17f-7 related definitions) or elsewhere in this Agreement, (a) terms defined in the UCC have the same meanings herein as therein and (b) the following other terms have the following meanings for purposes of this Agreement:

“1940 Act’’ means the Investment Company Act of 1940, as amended from time to time.

“Board” means, in relation to a Fund, the board of directors, trustees or other governing body of a Fund.

“Client Publications” means the general client publications of State Street Bank and Trust Company available from time to time to clients and their investment managers.

“Deposit Account Agreement” means the Deposit Account Agreement and Disclosure, as may be amended from time to time, issued by the Custodian and available on the Custodian’s internet customer portal, “my.statestreet.com.”

“Domestic securities” means securities held within the United States.

“Foreign securities” means securities held primarily outside of the United States.

“Held outside of the United States” means not held within the United States.

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“Held within the United States” means (a) in relation to a security or other financial asset, the security or other financial asset (i) is a certificated security registered in the name of the Custodian or its sub-custodian, agent or nominee or is endorsed to the Custodian or its sub-custodian, agent or nominee or in blank and the security certificate is located within the United States, (ii) is an uncertificated security or other financial asset registered in the name of the Custodian or its sub-custodian, agent or nominee at an office located in the United States, or (iii) has given rise to a security entitlement of which the Custodian or its sub-custodian, agent or nominee is the entitlement holder against a U.S. Securities System (as defined below) or another securities intermediary for which the securities intermediary’s jurisdiction is within the United States, and (b) in relation to cash, the cash is maintained in a deposit account denominated in U.S. dollars with the banking department of the Custodian or with another bank or trust company’s office located in the United States.

“Investment Advisor” means, in relation to a Fund, the investment manager or investment advisor of a Fund.

“On book currency” means (a) U.S. dollars or (b) a foreign currency that, when credited to a deposit account of a customer maintained in the banking department of the Custodian or an Eligible Foreign Custodian (as defined below), the Custodian maintains on its books as an amount owing as a liability by the Custodian to the customer.

“Fund Interests” means beneficial interests in a Fund.

“Proper Instructions” means instructions in accordance with Section 9 received by the Custodian from a Fund, a Fund’s Investment Advisor, or an individual or organization duly authorized by a Fund or the Investment Advisor. The term includes standing instructions.

“SEC” means the U.S. Securities and Exchange Commission.

“UCC” means the Uniform Commercial Code of the Commonwealth of Massachusetts as in effect from time to time.

“Underlying Portfolios” means a group of investment companies as defined in Section 12(d)(l)(G)(ii) of the 1940 Act.

“Underlying Shares” means shares or other securities, issued by a U.S. issuer, of Underlying Portfolios and other registered “investment companies” (as defined in Section 3(a)(l) of the 1940 Act),whether or not in the same “group of investment companies” (as defined in Section 12(d)(l)(G)(ii) of the 1940 Act).

“Underlying Transfer Agent” means State Street Bank and Trust Company or such other organization which may from time to time be appointed by a Fund to act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions.

“U.S. Securities System” means a securities depository or book-entry system authorized by the U.S. Department of the Treasury or a “clearing corporation” as defined in Section 8-102 of the UCC.

SECTION 2. EMPLOYMENT OF CUSTODIAN.

SECTION 2.1 GENERAL. Each Fund hereby employs the Custodian as a custodian of (a) securities and cash of a Fund and (b) other assets of a Fund that the Custodian agrees to treat as financial assets. Each Fund agrees to deliver to the Custodian (i) all securities and cash of a Fund, (ii) all other assets

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of a Fund that a Fund desires the Custodian, and the Custodian is willing, to treat as a financial asset and (iii) all cash and other proceeds of the securities and financial assets held in custody under this Agreement. The holding of confirmation statements that identify Underlying Shares as being recorded in the Custodian’s name on behalf of a Fund will be custody for purposes of this Section 2.1. This Agreement does not require the Custodian to accept an asset for custody hereunder or to treat any asset that is not a security as a financial asset.

SECTION 2.2 SUB-CUSTODIANS. Upon receipt of Proper Instructions, the Custodian shall on behalf of a Fund appoint one or more banks, trust companies or other entities located in the United States and designated in the Proper Instructions to act as a sub-custodian for the purposes of effecting such transactions as may be designated by a Fund in the Proper Instructions. The Custodian may place and maintain each Fund’s foreign securities with foreign banking institution sub-custodians employed by the Custodian or foreign securities depositories, all in accordance with the applicable provisions of Sections 4 and 5. An entity acting in the capacity of the Underlying Transfer Agent is not an agent or sub-custodian of the Custodian for purposes of this Agreement.

SECTION 2.3 RELATIONSHIP. With respect to securities and other financial assets, the Custodian is a securities intermediary, and a Fund is the entitlement holder. With respect to cash maintained in a deposit account and denominated in an “on book” currency, the Custodian is a bank, and a Fund is the bank’s customer. If cash is maintained in a deposit account with a bank other than the Custodian and the cash is denominated in an “on book” currency, the Custodian is that bank’s customer. The Custodian agrees to treat the claim to the cash as a financial asset for the benefit of a Fund. The Custodian does not otherwise agree to treat cash as a financial asset. The duties of the Custodian as securities intermediary and bank set forth in the UCC are varied by the terms of this Agreement to the extent that the duties may be varied by agreement under the UCC.

SECTION 3.  ACTIVITIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY HELD IN THE UNITED STATES.

SECTION 3.1 HOLDING SECURITIES. The Custodian may deposit and maintain securities or other financial assets of a Fund in a U.S. Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act. Upon receipt of Proper Instructions on behalf of a Fund, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of a Fund and into which account or accounts may be transferred cash or securities and other financial assets, including securities and financial assets maintained in a U.S. Securities System. The Custodian shall hold and physically segregate for the account of each Fund all securities and other financial assets held by the Custodian in the United States, including all domestic securities of a Fund, other than (a) securities or other financial assets maintained in a U.S. Securities System and (b) Underlying Shares maintained pursuant to Section 3.6 in an account of an Underlying Transfer Agent. The Custodian may at any time or times in its discretion appoint any other bank or trust company, qualified under the 1940 Act to act as a custodian, as the Custodian’s agent to cany out such of the provisions of this Section as the Custodian may from time to time direct. The appointment of any agent shall not relieve the Custodian of any of its duties hereunder. The Custodian may at any time or times in its discretion remove the bank or trust company as the Custodian’s agent.

SECTION 3.2 REGISTRATION OF SECURITIES. Domestic securities or other financial assets held by the Custodian and that are not bearer securities shall be registered in the name of the applicable Fund or in the name of any nominee of a Fund or of any nominee of the Custodian, or in the name or nominee name of any agent or any sub-custodian permitted hereby. All securities accepted by the Custodian on behalf of a Fund under the terms of this Agreement shall be in “street name” or other good delivery form. However, if a Fund directs the Custodian to maintain securities or other financial assets in “street name,” the Custodian

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shall utilize reasonable efforts only to timely collect income due a Fund on the securities and other financial assets and to notify a Fund of relevant issuer actions including, without limitation, pendency of calls, maturities, and tender or exchange offers.

SECTION 3.3 BANK ACCOUNTS. The Custodian shall open and maintain upon the terms of the Deposit Account Agreement a separate deposit account or accounts in the United States in the name of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement. The Custodian shall credit to the deposit account or accounts, subject to the provisions hereof, all cash received by the Custodian from or for the account of a Fund, other than cash maintained by a Fund in a deposit account established and used in accordance with Rule 17f-3 under the 1940 Act. Monies held by the Custodian for a Fund may be deposited by the Custodian to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that (a) every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and (b) each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Fund be approved by vote of a majority of a Fund’s Board. The funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

SECTION 3.4 COLLECTION OF INCOME. Subject to the domestic securities or other financial assets held in the United States being registered as provided in Section 3.2, the Custodian shall collect on a timely basis all income and other payments with respect to the securities and other financial assets and to which a Fund shall be entitled either by law or pursuant to custom in the securities business. The Custodian shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, the securities are held by the Custodian or its agent. The Custodian shall present for payment all income items requiring presentation as and when they become due and shall collect interest when due on securities and other financial assets held hereunder. The Custodian shall credit income to a Fund as such income is received or in accordance with the Custodian’s then-current payable date income schedule. Any credit to a Fund in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course, and a Fund may be charged at the Custodian’s applicable rate for time credited.

SECTION 3.5 DELIVERY OUT. The Custodian shall release and deliver out domestic securities and other financial assets of a Fund held in a U.S. Securities System, or in an account at the Underlying Transfer Agent, only upon receipt of, and in accordance with, Proper Instructions on behalf of the applicable Fund, specifying the domestic securities or financial assets held in the United States to be delivered out and the person or persons to whom delivery is to be made. The Custodian shall pay out cash of a Fund upon receipt of, and in accordance with, Proper Instructions on behalf of the applicable Fund, specifying the amount of the payment and the person or persons to whom the payment is to be made.

SECTION 3.6 DEPOSIT OF FUND ASSETS WITH THE UNDERLYING TRANSFER AGENT. Underlying Shares, on behalf of a Fund, shall be deposited and held in an account or accounts maintained with an Underlying Transfer Agent. The Custodian’s only responsibilities with respect to the Underlying Shares shall be limited to the following:

1)  Upon receipt of a confirmation or statement from an Underlying Transfer Agent that the Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Fund, the Custodian shall identify by book-entry that the Underlying Shares are being held by it as custodian for the benefit of a Fund.

2)  Upon receipt of Proper Instructions to purchase Underlying Shares for the account of a Fund, the

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Custodian shall pay out cash of a Fund as so directed to purchase the Underlying Shares and record the payment from the account of a Fund on the Custodian’s books and records.

3)  Upon receipt of Proper Instructions for the sale or redemption of Underlying Shares for the account of a Fund, the Custodian shall transfer the Underlying Shares as so directed to sell or redeem the Underlying Shares, record the transfer from the account of a Fund on the Custodian’s books and records and, upon the Custodian’s receipt of the proceeds of the sale or redemption, record the receipt of the proceeds for the account of such Fund on the Custodian’s books and records.

SECTION 3.7 PROXIES. The Custodian shall cause to be promptly executed by the registered holder of domestic securities or other financial assets held in the United States of a Fund, if the securities or other financial assets are registered otherwise than in the name of a Fund or a nominee of a Fund, all proxies, without indication of the manner in which the proxies are to be voted, and shall promptly deliver to a Fund such proxies, all proxy soliciting materials and all notices relating to the securities or other financial assets.

SECTION 3.8 COMMUNICATIONS. Subject to the domestic securities or other financial assets held in the United States being registered as provided in Section 3.2, the Custodian shall transmit promptly to the applicable Fund all written information received by the Custodian from issuers of the securities and other financial assets being held for a Fund. The Custodian shall transmit promptly to the applicable Fund all written information received by the Custodian from the issuers of the securities and other financial assets whose tender or exchange is sought and from the party or its agent making the tender or exchange offer. The Custodian shall also transmit promptly to the applicable Fund all written information received by the Custodian regarding any class action or other collective litigation relating to Fund securities or other financial assets issued in the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian for the account of a Fund, including, but not limited to, opt-out notices and proof-of-claim forms. The Custodian does not support class-action participation by a Fund beyond such forwarding of written information received by the Custodian.

SECTION 4.  PROVISIONS RELATING TO RULES 17F-5 AND l 7F-7.

SECTION 4.1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country. The factors include but are not limited to risks arising from the county’s political environment, economic and financial infrastructure (including any Eligible Securities Depository (as defined below) operating in the country); prevailing or developing custody, tax and settlement practices; nationalization, expropriation or other government actions; currency restrictions, devaluations or fluctuations; market conditions affecting the orderly execution of securities transactions or the value of assets; the regulation of the banking and securities industries, including changes in market rules; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets (as defined below) held in custody in that country.

“Covered Foreign Country” means a country listed on Schedule A, which list of countries may be amended from time to time at the request of any Fund and with the agreement of the Foreign Custody Manager.

“Eligible Foreign Custodian” has the meaning set forth in Section (a)(l) of Rule 17f-5.

“Eligible Securities Depository” has the meaning set forth in section (b)(l) of Rule 17f-7.

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“Foreign Assets” means, in relation to a Fund, any of a Fund’s securities or other investments (including foreign currencies) for which the primary market is outside the United States, and any cash and cash equivalents that are reasonably necessary to effect transactions of a Fund in those investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B.

“Rule 17f-5” means Rule 17f-5 promulgated under the 1940 Act.

“Rule 17f-7’’ means Rule 17f-7 promulgated under the 1940 Act.

SECTION 4.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

4.2.1 DELEGATION. Each Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 4.2 with respect to Foreign Assets of a Fund held outside the United States. The Custodian hereby accepts such delegation (the Custodian, in such delegated capacity, the Foreign Custody Manager). By giving at least 30 days’ prior written notice to a Fund, the Foreign Custody Manager may withdraw its acceptance of the delegated responsibilities generally or with respect to a Covered Foreign Country designated in the notice. Following the withdrawal, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to a Fund generally or, as the case may be, with respect to the Covered Foreign Country so designated.

4.2.2 EXERCISE OF CARE AS FOREIGN CUSTODY MANAGER. The Foreign Custody Manager shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Foreign Assets would exercise in performing the delegated responsibilities.

4.2.3 FOREIGN CUSTODY ARRANGEMENTS. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities only with respect to Covered Foreign Countries. The Foreign Custody Manager shall list on Schedule A for a Covered Foreign Country each Eligible Foreign Custodian selected by the Foreign Custody Manager to maintain the Foreign Assets of a Fund with respect to the Covered Foreign Country. The list of Eligible Foreign Custodians may be amended from time to time upon notice to a Fund in the sole discretion of the Foreign Custody Manager. This Agreement constitutes a Proper Instruction by each Fund to open an account, and to place and maintain Foreign Assets, for a Fund in each applicable Covered Foreign Country. Each Fund shall satisfy the account opening requirements for the Covered Foreign Country, and the delegation with respect to a Fund for the Covered Foreign Country will not be considered to have been accepted by the Custodian until that satisfaction. If the Foreign Custody Manager receives from a Fund Proper Instructions directing the Foreign Custody Manager to close the account, the delegation shall be considered withdrawn, and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to a Fund for the Covered Foreign Country.

4.2.4 SCOPE OF DELEGATED RESPONSIBILITIES: Subject to the provisions of this Section 4.2, the Foreign Custody Manager may place and maintain Foreign Assets in the care of an Eligible Foreign Custodian selected by the Foreign Custody Manager in each applicable Covered Foreign Country. The Foreign Custody Manager shall determine that (a) the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by the Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1) and (b) the contract between the Foreign Custody Manager and the Eligible Foreign Custodian governing the foreign

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custody arrangements will satisfy the requirements of Rule 17f-5(c)(2). The Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with the Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements. If the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian are no longer appropriate, the Foreign Custody Manager shall so notify a Fund.

4.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall (a) report the withdrawal of Foreign Assets from an Eligible Foreign Custodian and the placement of Foreign Assets with another Eligible Foreign Custodian by providing to the applicable Fund’s Board an amended Schedule A at the end of the calendar quarter in which the action has occurred, and (b) after the occurrence of any other material change in the foreign custody arrangements of a Fund described in this Section 4.2, make a written report to the Board containing a notification of the change.

4.2.6 REPRESENTATIONS. The Foreign Custody Manager represents to each Fund that it is a U.S. Bank as defined in Section (a)(7) of Rule 17f-5. Each Fund represents to the Custodian that its Board has (a) determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of a Fund and (b) considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets of each Fund in each Covered Foreign Country.

4.2.7 TERMINATION BY A FUND OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. By giving at least 30 days’ prior written notice to the Custodian, a Fund may terminate the delegation to the Custodian as the Foreign Custody Manager for a Fund. Following the termination, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to a Fund.

SECTION 4.3 MONITORING OF ELIGIBLE SECURITIES DEPOSITORIES. The Custodian shall (a) provide a Fund or its Investment Advisor with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B in accordance with Section (a)(l)(i)(A) of Rule 17f-7 and (b) monitor such risks on a continuing basis and promptly notify a Fund or its Investment Advisor of any material change in such risks, in accordance with Section (a)(1)(i)(B) of Rule 17f-7.

SECTION 5. ACTIVITIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY HELD OUTSIDE THE UNITED STATES.

SECTION 5.1. HOLDING SECURITIES. Foreign securities and other financial assets held outside of the United States shall be maintained in a Foreign Securities System in a Covered Foreign Country through arrangements implemented by the Custodian or an Eligible Foreign Custodian, as applicable, in the Covered Foreign Country. The Custodian shall identify on its books as belonging to a Fund, the foreign securities and other financial assets held by each Eligible Foreign Custodian or Foreign Securities System and shall provide or make available information to a Fund and such other persons as a Fund may designate with respect to the registration status of each Fund’s securities and a record of securities held by each Fund. The Custodian may hold foreign securities and other financial assets for all of its customers, including a Fund, with any Eligible Foreign Custodian in an account that is identified as the Custodian’s account for the benefit of its customers; provided however, that (a) the records of the Custodian with respect to foreign securities or other financial assets of a Fund maintained in the account shall identify those securities and other financial assets as belonging to a Fund and (b) to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities and other financial assets so held by the Eligible Foreign Custodian be held separately from any assets of the Eligible Foreign Custodian or of other customers of the Eligible Foreign Custodian.

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SECTION 5.2. REGISTRATION OF FOREIGN SECURITIES. Foreign securities and other financial assets held outside of the United States maintained in the custody of an Eligible Foreign Custodian and that are not bearer securities shall be registered in the name of the applicable Fund or in the name of the Custodian or in the name of any Eligible Foreign Custodian or in the name of any nominee of any of the foregoing. A Fund agrees to hold any such nominee harmless from any liability as a holder of record of the foreign securities or other financial assets. The Custodian or an Eligible Foreign Custodian reserves the right not to accept securities or other financial assets on behalf of a Fund under the terms of this Agreement unless the form of the securities or other financial assets and the manner in which they are delivered are in accordance with local market practice.

SECTION 5.3. INDEMNIFICATION BY ELIGIBLE FOREIGN CUSTODIANS. Each contract pursuant to which the Custodian employs an Eligible Foreign Custodian shall, to the extent possible, require the Eligible Foreign Custodian to indemnify and hold harmless the Custodian from and against any loss, cost or expense arising out of or in connection with the Eligible Foreign Custodian’s performance of its obligations. At a Fund’s election, a Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against an Eligible Foreign Custodian as a consequence of any such loss, cost, or expense if and to the extent that a Fund has not been made whole for the loss, cost, or expense. In no event shall the Custodian be obligated to bring a suit in its own name or to allow a suit to be brought in its name.

SECTION 5.4 BANK ACCOUNTS.

5.4.1 GENERAL. The Custodian shall identify in its books as for the account of the applicable Fund the amount of cash (including cash denominated in foreign currencies) deposited with the Custodian. The Custodian shall maintain cash deposits in on -book currencies on its balance sheet. The Custodian shall be liable for such balances. If the Custodian is unable to maintain, or market practice does not facilitate the maintenance for a Fund of a cash balance in a currency as an on -book currency, a deposit account shall be opened and maintained by the Custodian outside the United States on behalf of a Fund with an Eligible Foreign Custodian. The Custodian shall not maintain the cash deposit on its balance sheet. The Eligible Foreign Custodian will be liable for such balance directly to a Fund. All deposit accounts referred to in this Section shall be subject only to draft or order by the Custodian or, if applicable, the Eligible Foreign Custodian acting pursuant to the terms of this Agreement. Cash maintained in a deposit account and denominated in an “on book” currency will be maintained under and subject to the laws of the Commonwealth of Massachusetts. The Custodian will not have any deposit liability for deposits in any currency that is not an “on book” currency.

5.4.2 NON-U.S. BRANCH AND NON-U.S. DOLLAR DEPOSITS. In accordance with the laws of the Commonwealth of Massachusetts, the Custodian shall not be required to repay any deposit made at a non-U.S. branch of the Custodian or any deposit made with the Custodian and denominated in a non-U.S. dollar currency, if repayment of the deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a de facto or a de jure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or (c) the closure of a non-U.S. branch in order to prevent, in the reasonable judgment of the Custodian, harm to the employees or property of the Custodian.

SECTION 5.5. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which a Fund shall be entitled. If extraordinary measures are required to collect the income or payment, a Fund and the

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Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures. The Custodian shall credit income to the applicable Fund as such income is received or in accordance with the Custodian’s then current payable date income schedule. Any credit to a Fund in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course, and a Fund may be charged at the Custodian’s applicable rate for time credited. Income on securities or other financial assets loaned other than from the Custodian’s securities lending program shall be credited as received.

SECTION 5.6. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

5.6.1 DELIVERY OUT. The Custodian or an Eligible Foreign Custodian shall release and deliver foreign securities or other financial assets held outside of the United States owned by a Fund and held by the Custodian or such Eligible Foreign Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, specifying the foreign securities to be delivered and the person or persons to whom delivery is to be made. The Custodian shall pay out or direct the respective Eligible Foreign Custodian or the respective Foreign Securities System to pay out cash of a Fund only upon receipt of Proper Instructions specifying the amount of the payment and the person or persons to whom payments are to be made.

5.6.2 MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of a Fund and delivery of Foreign Assets maintained for the account of a Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for the Foreign Assets from such purchaser or dealer.

5.6.3 SETTLEMENT PRACTICES. The Custodian shall provide to each Board the information with respect to custody and settlement practices in countries in which the Custodian employs an Eligible Foreign Custodian described on Schedule C at the time or times set forth on the Schedule. The Custodian may revise Schedule C from time to time, but no revision shall result in a Board being provided with substantively less information than had been previously provided on Schedule C.

SECTION 5.7 SHAREHOLDER OR BONDHOLDER RIGHTS. The Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder and bondholder rights, including delivery to a Fund of any proxies, proxy soliciting materials and all applicable notices received by the Custodian, with respect to foreign securities and other financial assets held outside the United States, subject always to the laws, regulations and practical constraints that may exist in the country where the securities or other financial assets are issued. The Custodian may utilize Broadridge Financial Solutions, Inc., or another proxy service firm of recognized standing as its delegate to provide proxy services for the exercise of shareholder and bondholder rights. Local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of a Fund to exercise shareholder and bondholder rights.

SECTION 5.8. COMMUNICATIONS. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials received by the Custodian through Eligible Foreign Custodians from issuers of the foreign securities and other financial assets being held outside the United States for the account of a Fund. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials so received by the Custodian from issuers of foreign securities whose tender or exchange is sought or from the party or its agent making the tender or exchange offer. The Custodian shall

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also transmit promptly to a Fund all written information received by the Custodian through Eligible Foreign Custodians from issuers of the foreign securities or other financial assets issued outside of the United States and being held for the account of a Fund regarding any class action or other collective litigation relating to a Fund’s foreign securities or other financial assets issued outside the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian via an Eligible Foreign Custodian for the account of a Fund for a Fund, including, but not limited to, opt-out notices and proof-of-claim forms. The Custodian does not support class-action participation by a Fund beyond such forwarding of written information received by the Custodian.

SECTION 6. FOREIGN EXCHANGE.

SECTION 6.1. GENERALLY. Upon receipt of Proper Instructions, which for purposes of this Section may also include security trade advices, the Custodian shall facilitate the processing and settlement of foreign exchange transactions. Such foreign exchange transactions do not constitute part of the services provided by the Custodian under this Agreement.

SECTION 6.2. FUND ELECTIONS. Each Fund (or its Investment Advisor acting on its behalf) may elect to enter into and execute foreign exchange transactions with third parties that are not affiliated with the Custodian, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Company and its affiliated companies (“SSGM’), or with a sub-custodian. Where a Fund or its Investment Advisor gives Proper Instructions for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the Client Publications, a Fund (or its Investment Advisor) instructs the Custodian, on behalf of a Fund, to direct the execution of such foreign exchange transaction to SSGM or, when the relevant currency is not traded by SSGM, to the applicable sub-custodian. The Custodian shall not have any agency (except as contemplated in the preceding sentence), trust or fiduciary obligation to a Fund, its Investment Advisor, or any other person in connection with the execution of any foreign exchange transaction. The Custodian shall have no responsibility under this Agreement for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by a Fund (or its Investment Advisor acting on its behalf) or the reasonableness of the execution rate on any such transaction.

SECTION 6.3. FUND ACKNOWLEDGEMENT. Each Fund acknowledges that in connection with all foreign exchange transactions entered into by a Fund (or its Investment Advisor acting on its behalf) with SSGM or any sub-custodian, SSGM and each such sub-custodian:

(i)   shall be acting in a principal capacity and not as broker, agent or fiduciary to a Fund or its Investment Advisor;

(ii)  shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to a Fund or its Investment Advisor; and

(iii) shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with a Fund or its Investment Advisor from time to time or (b) in the case of an indirect foreign exchange service, (i) as established by SSGM and set forth in the Client Publications with respect to the particular foreign exchange execution services selected by a Fund or the Investment Advisor or (ii) as established by the sub-custodian from time to time.

SECTION 6.4. TRANSACTIONS BY STATE STREET. The Custodian or its affiliates, including SSGM, may trade based upon information that is not available to a Fund (or its Investment Advisor acting on its behalf), and may enter into transactions for its own account or the account of clients in the same

Information Classification: Limited Access

or opposite direction to the transactions entered into with a Fund (or its Investment Advisor), and shall have no obligation, under this Agreement, to share such information with or consider the interests of their respective counterparties, including, where applicable, a Fund or the Investment Advisor.

SECTION 6A. CONTRACTUAL SETTLEMENT SERVICES (PURCHASE/SALES).

SECTION 6A.1 GENERAL. The Custodian shall, in accordance with the terms set out in this Section 6A, debit or credit the appropriate deposit account of each Fund on a contractual settlement basis in connection with the purchase of securities or other financial assets for a Fund or the receipt of the proceeds of the sale or redemption of securities or other financial assets.

SECTION 6A.2 PROVISION OF SERVICES. The services described in Section 6A.l (the “Contractual Settlement Services”) shall be provided for the securities and other financial assets and in such markets as the Custodian may advise from time to time. The Custodian may terminate or suspend any part of the provision of the Contractual Settlement Services at its sole discretion immediately upon notice to the applicable Fund, including, without limitation, in the event of force majeure events affecting settlement, any disorder in markets, or other changed external business circumstances affecting the markets or a Fund.

SECTION 6A.3 PURCHASE CONSIDERATION. The consideration payable in connection with a purchase transaction shall be debited from the appropriate deposit account of a Fund as of the time and date that funds would ordinarily be required to settle the transaction in the applicable market. The Custodian shall promptly recredit the amount at the time that a Fund or a Fund notifies the Custodian by Proper Instruction that the transaction has been canceled.

SECTION 6A.4 SALES AND REDEMPTIONS. A provisional credit of an amount equal to the net sale price for a sale or redemption of securities or other financial assets shall be made to the account of a Fund as if the amount had been received as of the close of business on the date on which good funds would ordinarily be immediately available in the applicable market. The provisional credit will be made conditional upon the Custodian having received Proper Instructions with respect to, or reasonable notice of, the transaction, as applicable; and the Custodian or its agent having possession of the securities of other financial assets (excluding financial assets subject to any third party lending arrangement entered into by a Fund) associated with the transaction in good deliverable form and not being aware of any facts which would lead the Custodian or its agent to believe that the transaction will not settle in the time period ordinarily applicable to such transactions in the applicable market.

SECTION 6A.5. REVERSALS OF PROVISIONAL CREDITS OR DEBITS. The Custodian shall have the right to reverse any provisional credit or debit given in connection with the Contractual Settlement Services at any time when the Custodian believes, in its reasonable judgment, that such transaction will not settle in accordance with its terms or amounts due pursuant thereto, will not be collectable or where the Custodian has not been provided Proper Instructions with respect thereto, as applicable. A Fund shall be responsible for any costs or liabilities resulting from such reversal. Upon such reversal, a sum equal to the credited or debited amount shall become immediately payable by a Fund to the Custodian and may be debited from any deposit or other account held for benefit of a Fund.

SECTION 7. TAX SERVICES.

SECTION 7.1 FUND INFORMATION. Each Fund will provide documentary evidence of its tax domicile, organizational specifics and other documentation and information as may be required by the Custodian from time to time for tax purposes, including, without limitation, information relating to any special ruling or treatment to which a Fund may be entitled that is not applicable to the general nationality and category of person to which a Fund belongs under general laws and treaty obligations and

Information Classification: Limited Access

documentation and information required in relation to countries where a Fund engages or proposes to engage in investment activity or where Fund assets are or will be held. The provision of such documentation and information shall be deemed to be a Proper Instruction, upon which the Custodian shall be entitled to rely and act. In giving such documentation and information, a Fund represents and warrants that it is true and correct in all material respects and that it will promptly provide the Custodian with all necessary corrections or updates upon becoming aware of any changes or inaccuracies in the documentation or information supplied.

SECTION 7.2 TAX RESPONSIBILITY. A Fund shall be liable for all taxes (including Taxes, as defined below) relating to its investment activity, including with respect to any cash or securities held by the Custodian on behalf of a Fund or any transactions related thereto. Subject to compliance by a Fund with its obligations under Section 7.1, the Custodian shall withhold (or cause to be withheld) the amount of any Tax which is required to be withheld under applicable law in connection with the collection on behalf of a Fund pursuant to this Agreement of any dividend, interest income or other distribution with respect to any security and the proceeds or income from the sale or other transfer of any security held by the Custodian. If any Taxes become payable with respect to any prior payment made to a Fund by the Custodian or otherwise, the Custodian may apply any credit balance in a Fund’s deposit account to the extent necessary to satisfy such Tax obligation. A Fund shall remain liable for any tax deficiency. The Custodian is not liable for any tax obligations relating to a Fund, other than those Tax services as set out specifically in this Section 7. A Fund agrees that the Custodian is not, and shall not be deemed to be, providing tax advice or tax counsel. The capitalized terms “Tax” or “Taxes” means any withholding or capital gains tax, stamp duty, levy, impost, charge, assessment, deduction, or related liability, including any addition to tax, penalty or interest imposed on or in respect of (i) cash or securities, (ii) the transactions effected under this Agreement, or (iii) a Fund.

SECTION 7.3 TAX RELIEF. The Custodian will provide tax relief services in relation to designated markets as may be specified from time to time in the Client Publications. Subject to the preceding sentence and compliance by a Fund with its obligations under Section 7.1, the Custodian will apply for a reduction of withholding tax and refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on securities for the benefit of a Fund. Unless otherwise informed by a Fund, the Custodian shall be entitled to apply categorical treatment of a Fund according to its nationality, particulars of its organization and other relevant details supplied by a Fund.

SECTION 8. PAYMENTS FOR SALES OR REDEMPTIONS OF FUND INTERESTS.

SECTION 8.1 PAYMENT FOR FUND INTERESTS ISSUED. The Custodian shall receive from the distributor of Fund Interests of a Fund or from a Fund’s transfer agent (the “Transfer Agent”) and deposit into the account of a Fund such payments as are received for Fund Interests issued or sold from time to time by a Fund. The Custodian will provide timely notification to a Fund and the Transfer Agent of any receipt of the payments by the Custodian.

SECTION 8.2 PAYMENT FOR FUND INTERESTS REDEEMED. Upon receipt of instructions from the Transfer Agent, the Custodian shall set aside funds of a Fund to the extent available for payment to holders of Fund Interests who have delivered to the Transfer Agent a request for redemption of their Fund Interests. The Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming interest holders. If the Custodian furnishes a check to a holder in payment for the redemption of the holder’s Fund Interests and the check is drawn on the Custodian, the Custodian shall honor the check so long as the check is presented to the Custodian in accordance with the Deposit Account Agreement and such procedures and controls as are mutually agreed upon from time to time between each Fund and the Custodian.

Information Classification: Limited Access

SECTION 9. PROPER INSTRUCTIONS.

SECTION 9.1 FORM AND SECURITY PROCEDURES. Proper Instructions may be in writing signed by the authorized individual or individuals or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the individual or organization giving the instruction, provided that a Fund has followed any security procedures agreed to from time to time by the applicable Fund and the Custodian. The Custodian may agree to accept oral instructions, and in such case oral instructions will be considered Proper Instructions. Each Fund shall cause all oral instructions to be confirmed in writing, but a Fund’s failure to do so shall not affect the Custodian’s authority to rely on the oral instructions.

Section 9.2 RELIANCE ON OFFICER’S CERTIFICATE. Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian an officer’s certificate setting forth the names, titles, signatures, and scope of authority of all individuals authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate, or instrument on behalf of such Fund. The certificate may be accepted and conclusively relied upon by the Custodian and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary and the Custodian has had a reasonable time to act thereon.

Section 9.3 UNTIMELY PROPER INSTRUCTIONS. If the Custodian is not provided with reasonable time to execute a Proper Instruction (including any Proper Instruction not to execute, or any other modification to, a prior Proper Instruction), the Custodian will use good faith efforts to execute the Proper Instruction but will not be responsible or liable if the Custodian’s efforts are not successful (including any inability to change any actions that the Custodian had taken pursuant to the prior Proper Instruction). The inclusion of a statement of purpose or intent (or any similar notation) in a Proper Instruction shall not impose any additional obligations on the Custodian or condition or qualify its authority to effect the Proper Instruction. The Custodian will not assume a duty to ensure that the stated purpose or intent is fulfilled and will have no responsibility or liability when it follows the Proper Instruction without regard to such purpose or intent.

SECTION 10. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY.

The Custodian may in its discretion, without express authority from the applicable Fund:

1)  Make payments to itself or others for minor expenses of handling securities or other financial assets relating to its duties under this Agreement, provided that all such payments shall be accounted for to each Fund;

2)  Surrender securities or other financial assets in temporary form for securities or other financial assets in definitive form;

3)  Endorse for collection, in the name of each Fund, checks, drafts and other negotiable instruments; and

4)  In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and other financial assets of each Fund, except as otherwise directed by the applicable Board.

Information Classification: Limited Access

SECTION 11. DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME.

The Custodian shall cooperate with and supply necessary information to any organization appointed by the Board of a Fund to keep the books of account of each Fund and compute the net asset value per Fund Interest of the outstanding Fund Interests or, if directed in writing to do so by a Fund, shall itself keep such books of account and compute such net asset value per Fund Interest. If and as so directed, the Custodian shall also calculate daily the net income of each Fund and shall advise such Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of a Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. Each Fund acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of Fund Interests held by it on behalf of a Fund and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Agreement, including without limitation, the duties set forth in this Section 11 and in Section 12; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent. If and as so directed, the calculations of the net asset value per Fund Interest and the daily income of each Fund shall be made at the time or times agreed to between a Fund and the Custodian.

SECTION 12. RECORDS.

The Custodian shall, with respect to each Fund, create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of each Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of each Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of a Fund and employees and agents of the SEC. The Custodian shall, at a Fund’s request, supply such Fund with a tabulation of securities owned by such Fund and held by the Custodian and shall, when requested to do so by a Fund and for such compensation as shall be agreed upon between such Fund and the Custodian, include certificate numbers in such tabulations. In the event that the Custodian is requested or authorized by a Fund, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination, or inspection of a Fund by state or federal regulatory agencies, to produce the records of a Fund or the Custodian’s personnel as witnesses, such Fund agrees to pay the Custodian for the Custodian’s reasonable time and expenses, as well as the reasonable fees and expenses of the Custodian’s counsel, incurred in responding to such request, order or requirement.

SECTION 13. FUND’S INDEPENDENT ACCOUNTANTS; REPORTS.

SECTION 13.1 OPINIONS. The Custodian shall take all reasonable action, as a Fund may from time-to-time request, to obtain from year-to-year favorable opinions from such Fund’s independent accountants with respect to its activities hereunder in connection with the preparation of such Fund’s Form N-1A, Form N-2 and Form N-CEN or other annual reports to the SEC and with respect to any other requirements thereof.

SECTION 13.2 REPORTS. Upon reasonable request of a Fund, the Custodian shall provide each Fund with a copy of the Custodian’s Service Organizational Control 1 (SOC-I) reports prepared in accordance with the requirements of AT section 801, Reporting on Controls at a Service Organization (AICPA, Professional Standards; formerly Statement on Standards for Attestation

Information Classification: Limited Access

Engagements (SSAE) No. 16). The Custodian shall use commercially reasonable efforts to provide each Fund with such reports as such Fund may reasonably request or otherwise reasonably require to fulfill its duties under Rule 38a-1 of the 1940 Act or similar legal and regulatory requirements.

SECTION 14. CUSTODIAN’S STANDARD OF CARE; EXCULPATION.

14.1 STANDARD OF CARE. In carrying out the provisions of this Agreement, the Custodian shall act in good faith and without negligence, fraud, willful misconduct or willful default and shall be held to the exercise of reasonable care.

14.2 RELIANCE ON PROPER INSTRUCTIONS. The Custodian shall be entitled conclusively to rely and act upon Proper Instructions until the Custodian has received notice of any change from each Fund and has had a reasonable time to act thereon. The Custodian may act on a Proper Instruction if it reasonably believes that it contains sufficient information and may refrain from acting on any Proper Instructions until such time that it has determined, in its sole discretion, that is has received any required clarification or authentication of Proper Instructions. The Custodian may rely upon and shall be protected in acting upon any Proper Instruction or any other instruction, notice, request, consent, certificate or other instrument or paper reasonably believed by it in good faith to be genuine and to have been properly executed by or on behalf of the applicable Fund.

14.3 OTHER RELIANCE. The Custodian is authorized and instructed to rely upon the information that the Custodian receives from each Fund or any third party on behalf of such Fund. The Custodian shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any information supplied to it by or on behalf of any Fund. The Custodian shall have no liability in respect of any loss, cost or expense incurred or sustained by each Fund arising from the performance of the Custodian’s duties hereunder in reliance upon records that were maintained for such Fund by any individual or organization, other than the Custodian, prior to the Custodian’s appointment as custodian hereunder. The Custodian shall be entitled to rely on and may act upon reasonable advice of reputable counsel (who may be counsel for a Fund) on all matters and shall be without liability for any action reasonably taken or omitted in good faith pursuant to the advice, provided, however, that with respect to the reliance on such reasonable advice and the performance of any action or omission of any action upon such advice, the Custodian shall be required to conform to the standard of care set forth above.

14.4 LIABILITY FOR FOREIGN CUSTODIANS. The Custodian shall be liable for the acts or omissions of an Eligible Foreign Custodian to the same extent as if the action or omission were performed by the Custodian itself, taking into account the facts and circumstances and the established local market practices and laws prevailing in the particular jurisdiction in which a Fund elects to invest.

14.5 INSOLVENCY AND COUNTRY RISK. The Custodian will have no liability for losses, costs or expenses resulting from the insolvency or other financial default of an Eligible Foreign Custodian that is not an affiliate of the Custodian, except to the extent that such losses, costs, or expenses are caused by the failure of the Custodian to exercise reasonable care, prudence, and diligence in selecting and monitoring the Eligible Foreign Custodian. The Custodian will have no liability for any loss, cost or expense incurred or sustained by a Fund resulting from or caused by Country Risk.

14.6 FORCE MAJEURE AND THIRD-PARTY ACTIONS. The Custodian shall be without responsibility or liability to any Fund for: (a) events or circumstances beyond the reasonable control of the Custodian, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any currency or securities market or system, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, acts

Information Classification: Limited Access

of war, revolution, riots or terrorism or other similar force majeure events or acts; (b) errors by any Fund, its Investment Advisor or any other duly authorized person in their instructions to the Custodian; (c) the insolvency of or acts or omissions by a U.S. Securities System, Foreign Securities System, Underlying Transfer Agent or domestic sub-custodian designated pursuant to Section 2.2; (d) the failure of any Fund, its Investment Advisor or any duly authorized individual or organization to adhere to the Custodian’s operational policies and procedures; (e) any delay or failure of any broker, agent, securities intermediary or other intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent securities or other financial assets purchased or in the remittance or payment made in connection with securities or other financial assets sold; (f) any delay or failure of any organization in charge of registering or transferring securities or other financial assets in the name of the Custodian, any Fund, the Custodian’s sub-custodians, nominees or agents including non-receipt of bonus, dividends and rights and other accretions or benefits; (g) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security, other financial asset, U.S. Securities System or Foreign Securities System; and (h) the effect of any provision of any law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

14.7 INDIRECT/SPECIAL/CONSEQUENTIAL DAMAGES. Notwithstanding any other provision set forth herein, in no event shall the Custodian be liable for any special, indirect, incidental, punitive or consequential damages of any kind whatsoever (including, without limitation, lost profits) with respect to the services provided pursuant to this Agreement, regardless of whether either party has been advised of the possibility of such damages.

14.8 DELIVERY OF PROPERTY. The Custodian shall not be responsible for any securities or other assets of a Fund which are not received by the Custodian, or which are delivered out in accordance with Proper Instructions. The Custodian shall not be responsible for the title, validity or genuineness of any securities or other assets, or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

14.9 NO INVESTMENT ADVICE. The Custodian has no responsibility to monitor or oversee the investment activity undertaken by a Fund or its Investment Advisor. The Custodian has no duty to ensure or to inquire whether an Investment Advisor complies with any investment objectives or restrictions agreed upon between a Fund and the Investment Advisor or whether the Investment Advisor complies with its legal obligations under applicable securities laws or other laws, including laws intended to protect the interests of investors. The Custodian shall neither assess nor take any responsibility or liability for the suitability or appropriateness of the investments made by a Fund or on its behalf.

14.10 COMMUNICATIONS. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with securities or other financial assets of a Fund at any time held by the Custodian unless (a) the Custodian or the Eligible Foreign Custodian is in actual possession of such securities or other financial assets, (b) the Custodian receives Proper Instructions with regard to the exercise of the right or power, and (c) both of the conditions referred to in the foregoing clauses (a) and (b) have been satisfied at least three business days prior to the date on which the Custodian is to take action to exercise the right or power.

14.11 LOANED SECURITIES. Income due to each Fund on securities or other financial assets loaned shall be the responsibility of such Fund. The Custodian will have no duty or responsibility in connection with loaned securities or other financial assets, other than to provide a Fund with such information or data as may be necessary to assist such Fund in arranging for the timely delivery to the Custodian of the income to which a Fund is entitled.

Information Classification: Limited Access

14.12 TRADE COUNTERPARTIES. A Fund’s receipt of securities or other financial assets from a counterparty in connection with any of its purchase transactions and its receipt of cash from a counterparty in connection with any sale or redemption of securities or other financial assets will be at a Fund’s sole risk, and the Custodian shall not be obligated to make demands on a Fund’s behalf if such Fund’s counterparty defaults. If a Fund’s counterparty fails to deliver securities, other financial assets or cash, the Custodian will, as its sole responsibility, notify such Fund’s Investment Advisor of the failure within a reasonable time after the Custodian became aware of the failure.

SECTION 15. COMPENSATION AND INDEMNIFICATION OF CUSTODIAN; SECURITY INTEREST.

SECTION. 15.1 COMPENSATION. The Custodian shall be entitled to reasonable compensation for its services and expenses as agreed upon from time to time between each Fund and the Custodian.

SECTION 15.2 INDEMNIFICATION. Each Fund severally and not jointly agrees to indemnify the Custodian and to hold the Custodian harmless from and against any loss, cost or expense sustained or incurred by the Custodian in acting or omitting to act under or in respect of this Agreement in manner consistent with the standard of care set forth in Section 14.1, including, without limitation, (a) the Custodian’s compliance with Proper Instructions and (b) in connection with the provision of services to a Fund pursuant to Section 7, any obligations, including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expenses, that may be assessed against a Fund or the Custodian as custodian of the assets of such Fund. If a Fund instructs the Custodian to take any action with respect to securities or other financial assets and the action involves the payment of money or may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to a Fund being liable therefor, such Fund, as a prerequisite to the Custodian taking the action, shall provide to the Custodian at the Custodian’s request such further indemnification in an amount and form satisfactory to the Custodian.

SECTION 15.3 SECURITY INTEREST. Each Fund hereby grants to the Custodian, to secure the payment and performance of such Fund’s obligations under this Agreement, whether contingent or otherwise, a security interest in and right of recoupment and set-off against all cash and all securities and other financial assets at any time held for the account of a Fund by or through the Custodian solely with respect to amounts due and payable to the Custodian under this Agreement. The obligations include, without limitation, a Fund’s obligations to reimburse the Custodian if the Custodian or any of its affiliates, subsidiaries or agents advances cash or securities or other financial assets to such Fund for any purpose (including but not limited to settlements of securities or other financial assets, foreign exchange contracts and assumed settlement), or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligence, as well as a Fund’s obligation to compensate the Custodian pursuant to Section 15.1 or indemnify the Custodian pursuant to Section 15.2. Should a Fund fail to reimburse or otherwise pay the Custodian any obligation under this Agreement promptly, the Custodian shall have the rights and remedies of a secured party under this Agreement, the UCC and other applicable law, including the right to utilize available cash and to sell or otherwise dispose of a Fund’s assets to the extent necessary to obtain payment or reimbursement. The Custodian may at any time decline to follow Proper Instructions to deliver out cash, securities, or other financial assets if the Custodian determines in its reasonable discretion that, after giving effect to the Proper Instructions, the cash, securities, or other financial assets remaining will not have sufficient value fully to secure a Fund’s payment or reimbursement obligations, whether contingent or otherwise.

SECTION 16. EFFECTIVE PERIOD AND TERMINATION.

Information Classification: Limited Access

SECTION 16.1 TERM. This Agreement shall remain in full force and effect for an initial term ending May 8, 2027 (the “Initial Term”). After the expiration of the Initial Term, this Agreement shall automatically renew for successive one (1)-year terms unless a written notice of non- renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the initial term or any renewal term, as the case may be. A written notice of non-renewal may be given as to a Fund.

SECTION 16.2 TERMINATION. Either party may terminate this Agreement as to a Fund: (a) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either failed to cure, or failed to establish a remedial plan to cure that is reasonably acceptable to the non-breaching party, within 60 days’ written notice being given by the non-breaching party of the breach, or (b) in the event of the appointment of a conservator or receiver for the other party, the commencement by or against the other party of a bankruptcy or insolvency case or proceeding, or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction.

SECTION 16.3 PAYMENTS OWING TO THE CUSTODIAN. Upon termination of this Agreement pursuant to Section 16.1 or 16.2 with respect to any Fund, the applicable Fund shall pay to the Custodian any compensation then due and shall reimburse the Custodian for its other fees, expenses, and charges. In the event of: (a) any Fund’s termination of this Agreement for any reason other than as set forth in Section 16.1 or 16.2 or (b) a transaction not in the ordinary course of business pursuant to which the Custodian is not retained to continue providing services hereunder to a Fund (or its respective successor), the applicable Fund shall pay to the Custodian any compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by the Custodian with respect to a Fund) and shall reimburse the Custodian for its other fees, expenses and charges. Upon receipt of such payment and reimbursement, the Custodian will deliver a Fund’s cash, its securities, and other financial assets as set forth in Section 17.

SECTION 16.4 EXCLUSIONS. No payment will be required pursuant to clause (b) of Section 16.3 in the event of any transaction consisting of (a) the liquidation or dissolution of a Fund and distribution of a Fund’s assets as a result of the Board’s determination in its reasonable business judgment that a Fund is no longer viable, or (b) in the event that a Fund ceases to exist by reason of any corporate restructuring such as a merger, consolidation, or share exchange with any other Fund or corporate entity; sale or exchange of substantially all of a Fund’s assets or securities for the assets or securities of any other Fund or corporate entity; or the liquidation or dissolution of any Fund, and the Custodian is retained to continue providing services to a Fund (or its respective successor) on substantially the same terms as this Agreement, subject to any corresponding adjustment in applicable fees.

SECTION 16.5 EFFECT OF TERMINATION. Termination of this Agreement with respect to any one particular Fund shall in no way affect the rights and duties under this Agreement with respect to any other Fund. Following termination with respect to a Fund, the Custodian shall have no further responsibility to forward information under Section 3.8 or 5.8. The provisions of Sections 7, 14, 15 and 17 of this Agreement shall survive termination of this Agreement.

SECTION 17. SUCCESSOR CUSTODIAN.

SECTION 17.1 SUCCESSOR APPOINTED. If a successor custodian shall be appointed for a Fund by its Board, the Custodian shall, upon termination of this Agreement and receipt of Proper Instructions, deliver to the successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all cash and all securities and other financial assets of a Fund then held by the Custodian hereunder and shall transfer to an account of the successor custodian all of the securities

Information Classification: Limited Access

and other financial assets of a Fund held in a U.S. Securities System or Foreign Securities System or at the Underlying Transfer Agent.

SECTION 17.2 NO SUCCESSOR APPOINTED. If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian and transfer the cash and the securities and other financial assets of a Fund in accordance with the Proper Instructions.

SECTION 17.3 NO SUCCESSOR APPOINTED AND NO PROPERTY INSTRUCTIONS. If no successor custodian has been appointed and no Proper Instructions have been delivered to the Custodian on or before the termination of this Agreement, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, all cash and all securities and other financial assets of a Fund then held by the Custodian hereunder, and to transfer to an account of the bank or trust company all of the securities and other financial assets of a Fund held in any U.S. Securities System or Foreign Securities System or at the Underlying Transfer Agent. The transfer will be on such terms as are contained in this Agreement or as the Custodian may otherwise reasonably negotiate with the bank or trust company. Any compensation payable to the bank or trust company, and any cost or expense incurred by the Custodian, in connection with the transfer shall be for the account of a Fund.

SECTION 17.4 REMAINING PROPERTY. If any cash or any securities or other financial assets of a Fund held by the Custodian hereunder remain held by the Custodian after the termination of this Agreement owing to the failure of the applicable Fund to provide Proper Instructions, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian holds the cash or the securities or other financial assets (the existing agreed-to compensation at the time of termination shall be one indicator of what is considered fair compensation). The provisions of this Agreement relating to the duties, exculpation and indemnification of the Custodian shall apply in favor of the Custodian during such period.

SECTION 17.5 RESERVES. Notwithstanding the foregoing provisions of this Section 17, the Custodian may retain cash or securities or other financial assets of a Fund as a reserve reasonably established by the Custodian to secure the payment or performance of any obligations of a Fund secured by a security interest or right of recoupment or setoff in favor of the Custodian.

SECTION 18. INFORMATION SECURITY SCHEDULE. The Custodian and each Fund agree to be bound by the terms of the State Street Client Information Security Schedule attached hereto.

SECTION 19. LOAN SERVICES ADDENDUM. If a Fund directs the Custodian in writing to perform loan services, the Custodian and a Fund will be bound by the terms of the Loan Services Addendum attached hereto. A Fund shall reimburse Custodian for its fees and expenses related thereto as agreed upon from time to time in writing by a Fund and the Custodian.

SECTION 20. GENERAL

SECTION 20.1 GOVERNING LAW. Any and all matters in dispute between the parties hereto, whether arising from or relating to this Agreement, shall be governed by and construed in accordance with laws of the Commonwealth of Massachusetts, without giving effect to any conflict of laws rules. Likewise, the law applicable to all issues in Article 2(1) of the Hague Convention on the Law Applicable to Certain Rights in respect of Securities Held with an Intermediary is the law in force in the Commonwealth of Massachusetts.

Information Classification: Limited Access

SECTION 20.2 [RESERVED]

SECTION 20.3 PRIOR AGREEMENTS; AMENDMENTS. This Agreement supersedes all prior agreements between each Fund and the Custodian relating to the custody of a Fund’s assets. This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

SECTION 20.4 ASSIGNMENT; DELEGATION. This Agreement may not be assigned or transferred (a) by a Fund without the prior written consent of the Custodian or (b) by the Custodian without the prior written consent of the applicable Fund. However, in the event that any party becomes the subject of an Insolvency Event (as defined below), then such party will have the right to assign or transfer its rights and obligations under this Agreement to any entity to which the party transfers its business and assets (including a bridge bank or similar entity) and the other party irrevocably consents to such assignment or transfer.

For the purposes of the preceding paragraph, “Insolvency Event” means the occurrence of any of the following events in relation to any person: (i) the person generally does not pay its debts as such debts become due, or admits in writing its inability to pay its debts generally, or makes a general assignment for the benefit of creditors; or (ii) any proceeding is instituted by or against such person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, where any such proceeding is instituted against (but not by) such person, such person does not promptly seek dismissal of such proceeding or its motion or request to dismiss such proceeding is denied (whether or not on an initial, interim or final basis); or (iii) such person proposes or takes any corporate action to authorize any of the preceding actions or anything analogous to the foregoing events occurs in relation to such person under the laws of any jurisdiction.

The Custodian shall have the right, without the consent or approval of any Fund, to employ agents, subcontractors, consultants and other third parties, whether affiliated or unaffiliated, to provide or assist it in the provision of any part of the services provided pursuant to this Agreement other than services required by applicable law to be performed by an Eligible Foreign Custodian, U.S. Securities System or Foreign Securities System (each, a “Delegate” and collectively, the “Delegates”) without the consent or approval of a Fund. The Custodian shall be responsible for the services delivered by, and the acts and omissions of, any such Delegate as if the Custodian had provided such services and committed such acts and omissions itself. Unless otherwise agreed in a written fee schedule, the Custodian shall be responsible for the compensation of its Delegates. Notwithstanding the foregoing, in no event shall the term Delegate include sub-custodians, Eligible Foreign Custodians, U.S. Securities Systems and Foreign Securities Systems, and the Custodian shall have no liability for their acts or omissions except as otherwise expressly provided elsewhere in this Agreement. The Custodian will provide a Fund with information regarding its global operating model for the delivery of the services provided hereunder on a quarterly or other periodic basis, which information shall include the identities of Delegates affiliated with the Custodian that perform or may perform parts of the services (excluding services performed by Eligible Foreign Custodians, U.S. Securities Systems and Foreign Securities Systems), and the locations from which such Delegates perform services, as well as such other information about its Delegates as a Fund may reasonably request from time to time. Nothing in this paragraph shall limit or restrict the Custodian’s right to use affiliates or third parties to perform or discharge, or assist it in the performance or discharge, of any obligations or duties under this Agreement other than the provision of the services.

SECTION 20.5 INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, the Custodian and a Fund, may from time to time agree on such provisions interpretive of

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or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of a Fund’s organic record and Prospectus. No interpretive or additional provisions made as provided in the preceding sentence shall be an amendment of this Agreement.

SECTION 20.6 ADDITIONAL FUNDS.

20.6.1 ADDITIONAL FUND. If any management investment company in addition to those listed on Appendix A desires the Custodian to render services as custodian under the terms of this Agreement, the management investment company shall so notify the Custodian in writing. If the Custodian agrees in writing to provide the services, the management investment company shall become a Fund hereunder and be bound by all terms and conditions and provisions hereof including, without limitation, the representations and warranties set forth in Section 20.7 below.

SECTION 20.7 THE PARTIES; REPRESENTATIONS AND WARRANTIES. All references in this Agreement to the “Fund” are to each of the management investment companies listed on Appendix A, and each management investment company made subject to this Agreement in accordance with Section 20.6 above, individually, as if this Agreement were between the individual Fund and the Custodian. Any reference in this Agreement to “the parties” shall mean the Custodian and such other individual Fund as to which the matter pertains.

20.7.1 FUND REPRESENTATIONS AND WARRANTIES. Each Fund hereby represents and warrants that (a) it is duly organized and validly existing in good standing in its jurisdiction of organization; (b) it has the requisite power and authority under applicable law and its organic record to enter into and perform this Agreement; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) no legal or administrative proceedings have been instituted or threatened which would materially impair a Fund’s ability to perform its duties and obligations under this Agreement; and (e) its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of a Fund or any law or regulation applicable to it.

20.7.2 CUSTODIAN REPRESENTATIONS AND WARRANTIES. The Custodian hereby represents and warrants that (a) it is a trust company, duly organized and validly existing under the laws of the Commonwealth of Massachusetts; (b) it has the requisite power and authority to carry on its business in the Commonwealth of Massachusetts; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) no legal or administrative proceedings have been instituted or threatened which would materially impair the Custodian’s ability to perform its duties and obligations under this Agreement; (e) its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Custodian or any law or regulation applicable to it; and it holds such authorizations and licenses as are necessary to lawfully perform its obligations under this Agreement, and it will seek to maintain such authorizations and licenses for the duration of this Agreement.

SECTION 20.8 NOTICES. Any notice, instruction or other communication required to be given hereunder will, unless otherwise provided in this Agreement, be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To any Fund:

Information Classification: Limited Access

American International Plaza Building - Tenth Floor

250 Muñoz Rivera Avenue

San Juan, Puerto Rico 00918

(787) 250-3600

To the Custodian:

STATE STREET BANK AND TRUST COMPANY

1 Congress Street

Boston, MA 02114-2016

Attention: Senior Vice President, UBS Client Operations

with a copy to:

STATE STREET BANK AND TRUST COMPANY

1 Congress Street

Boston, MA 02114-2016

Legal Division - Global Services Americas

Attention: Senior Vice President and Senior Managing Counsel

SECTION 20.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received in electronically transmitted form.

SECTION 20.10 SEVERABILITY; NO WAIVER. If any provision of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on any occasion or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any the term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

SECTION 20.11 CONFIDENTIALITY. All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential. Subject to Section 20.12 below, all confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its Affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Custodian or its Affiliates to employ (or which is required in connection with the holding or settlement of

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instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

SECTION 20.12 USE OF DATA.

(a)  In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Custodian (which term for purposes of this Section 20.12 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding a Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between a Fund and the Custodian or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

(b)  Subject to paragraph (d) below, the Custodian and/or its Affiliates may use any Confidential Information of a Fund (“Data”) obtained by such entities in the performance of their services under this Agreement or any other agreement between a Fund and the Custodian or one of its Affiliates, including Data regarding transactions and Fund holdings relating to a Fund to develop, publish or otherwise distribute to third parties certain investor behavior “indicators” or “indices” that represent broad trends in the flow of investment funds into various markets, sectors or investment instruments (collectively, the “Indicators”), but only so long as (i) the Data is combined or aggregated with (A) information of other customers of the Custodian and/or (B) information derived from other sources, in each case such that the Indicators do not allow for attribution or identification of such Data with a Fund, (ii) the Data represents less than a statistically meaningful portion of all of the data used to create the Indicators and (iii) the Custodian publishes or otherwise distributes to third parties only the Indicators and under no circumstance publishes, makes available, distributes or otherwise discloses any of the Data to any third party, whether aggregated, anonymized or otherwise, except as expressly permitted under this Agreement.

(c)  A Fund acknowledges that the Custodian may seek to realize economic benefit from the publication or distribution of the Indicators.

(d)  Except as expressly contemplated by this Agreement, nothing in this Section 20.12 shall limit the confidentiality and data-protection obligations of the Custodian and its Affiliates under this Agreement and applicable law. The Custodian shall cause any Affiliate, agent, or service provider to which it has disclosed Data pursuant to this Section 20.12 to comply at all times with confidentiality and data- protection obligations as if it were a party to this Agreement.

SECTION 20.13 DATA PRIVACY. The Custodian will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of a Fund’s shareholders, employees, directors, and officers that the Custodian receives, stores, maintains, processes, or otherwise accesses in connection with the provision of services hereunder. The term, “personal information”, as used in this Section, means (a) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (i) Social Security number, (ii) driver’s license number, (iii) state identification card number, (iv) debit or credit card number, (v) financial account number or (vi) personal identification number or password that would permit access to a person’s account, or (b) any combination of any of the foregoing that would allow a person to log onto or access an individual’s account. The term does not include information that is lawfully obtained from publicly available information, or from federal, state, or local government records lawfully made available to the general public.

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SECTION 20.14 REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, appendices, attachments, and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 20.15 REGULATION GG. Each Fund represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CPR 233) and covenants that it shall not engage in an Internet gambling business. In accordance with Regulation GG, each Fund is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Agreement or otherwise between or among any party hereto.

SECTION 20.16. QUALIFIED FINANCIAL CONTRACTS ADDENDUM. In the event that a Fund is or becomes a party to this Agreement, and such Fund or Fund is domiciled and organized outside of the United States, such Fund or Fund and the Custodian hereby agree to be bound by the terms of the QFC Addendum (the “QFC Addendum”) attached hereto.

SECTION 20.17 SHAREHOLDER COMMUNICATIONS ELECTION. SEC Rule 14b-2 requires banks that hold securities, as that term is used in federal securities laws, for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, as may be applicable, the Custodian needs each Fund to indicate whether it authorizes the Custodian to provide such Fund’s name, address, and share position to requesting companies whose securities a Fund owns. If a Fund tells the Custodian “no,” the Custodian will not provide this information to requesting companies. If a Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule, as applicable, to treat a Fund as consenting to disclosure of this information for all securities owned by a Fund or any funds or accounts established by a Fund. For a Fund’s protection, the Rule, as applicable, prohibits the requesting company from using a Fund’s name and address for any purpose other than corporate communications. Please indicate below whether a Fund consents or objects by checking one of the alternatives below.

YES [ ]   The Custodian is authorized to release a Fund’s name, address, and share positions.

NO [X] The Custodian is not authorized to release a Fund’s name, address, and share positions.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf by its duly authorized representative under seal as of the date first above written.

ON BEHALF OF EACH FUND LISTED ON APPENDIX A HERETO

By:

Name:	Carlos Ubiñas

Title:	Chairman

By:

Name:	Jose Grau

Title:	Treasurer

STATE STREET BANK AND TRUST COMPANY

By:

Name: Suzanne M. Hinckley
Title: Senior Vice President

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APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC UNDER THE

INVESTMENT COMPANY ACT OF 1940, AS AMENDED

Tax-Free High Grade Portfolio Bond Fund for Puerto Rico Residents, Inc.
Tax-Free High Grade Portfolio Bond Fund II for Puerto Rico Residents, Inc.
Tax-Free High Grade Portfolio Target Maturity Fund for Puerto Rico Residents, Inc.
Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc.
Tax-Free Fixed Income Fund II for Puerto Rico Residents, Inc.
Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc.
Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc.
Tax-Free Fixed Income Fund VI for Puerto Rico Residents, Inc.
GNMA & US Government Target Maturity Fund for Puerto Rico Residents, Inc.
US Mortgage-Backed & Income Fund for Puerto Rico Residents, Inc.
Tax Free Target Maturity Fund for Puerto Rico Residents, Inc.
Tax Free Fund II for Puerto Rico Residents, Inc.
U.S. Monthly Income Fund for Puerto Rico Residents, Inc.
Short Term Investment Fund for Puerto Rico Residents, Inc.

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QFC ADDENDUM

State Street and its parent company are subject to certain U.S. banking regulations that are part of the “too big to fail” regulatory regimes. Among other things, these regulations impose mandatory requirements on the contents of certain types of “qualified financial contracts” or “QFCs “, (including custody or depositary contracts pursuant to which services may result in short-term extensions of credit or overdrafts) In particular, pursuant to these regulations, State Street is required to amend such contracts to expressly recognize the “stay-and-transfer” powers of the U.S. banking regulators that will apply under the U.S. Special Resolution Regimes. These powers become effective upon the occurrence of certain resolution-related trigger events, as if the contract and all contractual parties were subject to such U.S. Special Resolution Regimes.

1.  Opt-In to U.S. Special Resolution Regime. Notwithstanding anything to the contrary in this Agreement or any other agreement, the parties hereto expressly acknowledge and agree that:

(a)  In the event State Street or an Affiliate of State Street becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer or assignment of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) by State Street will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a state of the United States; and

(b)  In the event State Street or an Affiliate of State Street becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights with respect to this Agreement that may be exercised against State Street are permitted to be exercised to no greater extent than the Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a state of the United States.

2.  Adherence to the ISDA Protocol. At such times as State Street and any Fund party to this Agreement have adhered to the ISDA Protocol and this Agreement is or is deemed modified or amended by the ISDA Protocol, with respect to such adhering parties the terms of the ISDA Protocol will supersede the terms of this QFC Addendum as included as part of this Agreement, and in the event of any inconsistency between this QFC Addendum and the ISDA Protocol, the ISDA Protocol will prevail.

3.  Definitions. As used in this QFC Addendum:

“Affiliate” has the meaning given in section 2(k) of the Bank Holding Company Act (12 U.S.C. §184l(k)) and section 225.2(a) of the Federal Reserve Board’s Regulation Y (12 CFR § 225.2(a)).

“Default Right” means any:

(i)   Right of a party, whether contractual or otherwise (including, without limitation, rights incorporated by reference to any other contract, agreement, or document, and rights afforded by statute, civil code, regulation, and common law), to liquidate, terminate, cancel, rescind, or accelerate such agreement or transactions thereunder, set off or net amounts owing in respect thereto (except rights related to same-day payment netting), exercise remedies in respect of collateral or other credit support or property related thereto (including the purchase and sale of property), demand payment or delivery thereunder or in respect thereof (other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure), suspend, delay, or defer payment or performance thereunder, or modify the obligations of a party thereunder, or any

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(ii)  Right or contractual provision that alters the amount of collateral or margin that must be provided with respect to an exposure thereunder, including by altering any initial amount, threshold amount, variation margin, minimum transfer amount, the margin value of collateral, or any similar amount, that entitles a party to demand the return of any collateral or margin transferred by it to the other party or a custodian or that modifies a transferee’s right to reuse collateral or margin (if such right previously existed), or any similar rights, in each case, other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure.

“ISDA’’ refers to the International Swaps and Derivatives Association, Inc.

“ISDA Protocol” means the ISDA 2018 U.S. Resolution Stay Protocol as published by ISDA as of July 31, 2018.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. §§ 252.81-88, 12 C.F.R. §§ 382.1-7 and 12 C.F.R. §§ 47.1-8, as applicable.

“U.S. Special Resolution Regime” means the Federal Deposit Insurance Act (12 U.S.C. §1811- 1835a) and regulations promulgated thereunder and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (12 U.S.C. § 5381-5394) and regulations promulgated thereunder.

4.  Effectiveness.

Notwithstanding anything in this QFC Addendum, in the event of a final and binding enactment, ruling, directive or interpretation in respect of the QFC Stay Rules by the competent U.S. governmental, judicial or regulatory authorities (the “U.S. Regulatory Ruling”), the legal effect of which is that the Agreement is not required to incorporate some or all of the terms of this QFC Addendum, then, to the extent that the terms of this QFC Addendum are not required to be incorporated into the Agreement by such U.S. Regulatory Ruling, the terms of this QFC Addendum shall be of no force or effect, with effect from the date that the U.S. Regulatory Ruling takes effect with respect to this Agreement.

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State Street Client Information Security Schedule

All capitalized terms not defined in this State Street Client Information Security Schedule (this “Security Schedule”) will have the meanings given to them in each Agreement, as applicable.

State Street implements data security measures consistent in all material respects with applicable prevailing industry practices and standards as well as laws, rules and regulations applicable to State Street. As of the Effective Date, State Street aligns with the National Institute for Standards and Technology (NIST) cybersecurity framework. However, as information security is a highly dynamic space where threats are constantly changing, State Street reserves the right to make changes to its information security controls and/or to align with one or more recognized industry standards, other than NIST, at any time in a manner that does not materially reduce its protection of Client Data.

State Street will use commercially reasonable efforts to cause any delegates and other third parties to whom State Street provides Client Data to implement and maintain security measures that State Street reasonably believes are at least as protective as those described in this Security Schedule. For delegates or other third parties who collect, transmit, share, store, control, process or manage Client Data, State Street is responsible for assessing their control environments. Notwithstanding the foregoing, State Street shall be responsible for any such delegate’s or other third party’s protection of Client Data, which if done by State Street, would be a breach of its commitment under this Security Schedule.

1.  Security Objectives. State Street uses commercially reasonable efforts to:

a.  protect the privacy, confidentiality, integrity, and availability of Client Data;

b.  protect against accidental, unauthorized, unauthenticated or unlawful access, copying, use, processing, disclosure, alteration, corruption, transfer, loss or destruction of Client Data;

c.  comply with applicable governmental laws, rules and regulations that are relevant to the handling, processing and use of Client Data by State Street in accordance with each Agreement; and

d.  implement customary administrative, physical, technical, procedural and organizational safeguards.

2.  Risk Assessments. The results of State Street’s risk assessments are internal to State Street and will not be provided to Client.

a.  Risk Assessment - State Street will perform risk assessments annually that are designed to identify material threats (both internal and external), the likelihood of those threats occurring and the impact of those threats upon the State Street organization to evaluate and analyze the appropriate level of information security safeguards (“Risk Assessments”).

b.  Risk Mitigation - State Street will use commercially reasonable efforts to manage, control and remediate any threats identified in the Risk Assessments that are likely to result in material unauthorized access, copying, use, processing, disclosure, alteration, transfer, loss or destruction of Client Data, consistent with the Objective, and commensurate with the sensitivity of the Client Data and the complexity and scope of the activities of State Street pursuant to the Agreement.

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c.  Vulnerability Management Program - State Street maintains a vulnerability management program that includes processes for: being made aware of newly announced vulnerabilities; discovering vulnerabilities within the infrastructure and applications; risk rating vulnerabilities consistent with industry standards; and defining timeframes for remediating vulnerabilities (other than medium or low risk vulnerabilities) consistent with industry standards and taking into account any mitigation efforts taken by State Street with respect to such vulnerabilities.

3.  Security Controls. Upon Client’s reasonable request, no more frequently than annually, State Street will provide Client’s Chief Information Security Officer or his or her designee with a copy of its Corporate Information Security Controls manual, a completed Standardized Information Gathering (SIG) questionnaire, State Street’s Global Information Security (GIS) SOC 2 (Type II) report, and an opportunity to discuss State Street’s Information Security measures with a qualified member of State Street’s Information Technology management team. In no event will any such discussions require State Street to reveal any details or information that could reasonably be expected to jeopardize the security or integrity of any State Street system or the confidentiality or security of any other client’s data. State Street reviews its Information Security Policy approximately annually and reserves the right to change the frequency to meet regulatory requirements (which in no event will be less frequent than every eighteen (18) months).

4. Organizational Security.

a.  Responsibility - State Street will assign responsibility for information security management to senior personnel only.

b.  Access - State Street will have controls designed to permit only those personnel performing roles supporting the provision of services under this Agreement to access Client Data.

c.  Confidentiality - State Street personnel who have accessed or otherwise been made known of Client Data will maintain the confidentiality of such information in accordance with the terms of this Agreement.

d.  Training - State Street will provide information security training to its personnel on approximately an annual basis.

e.  Screening -State Street employees, and personnel of delegates or other third parties who access State Street’s facilities, networks or systems, are subject to certain credit and criminal checks conducted by State Street or its agents applicable to banks pursuant to applicable laws, rules and/or regulations. If any person does not meet the requirements of such State Street checks, such person may not be permitted to be employed by State Street or, in the event of a delegate or other third party, State Street requires that such person be removed from any assignment for State Street. In addition to the foregoing, State Street requires its delegates and other third parties to conduct, as part of its standard hiring and vendor due diligence practices, pre-employment background investigations consistent with industry standards with respect to any personnel that are assigned to perform services for State Street or otherwise have access to confidential information of State Street or its clients.

5. Physical Security.

Information Classification: Limited Access

a.  Securing Physical Facilities - State Street will maintain systems located in State Street facilities that host Client Data or provide services under this Agreement in environments that are designed to be physically secure and to allow access only to authorized individuals. A secure environment includes the availability of onsite security personnel on a 24 x 7 basis or equivalent means of monitoring locations supporting the delivery of services under this Agreement.

b.  Physical Security of Media - State Street will implement controls, consistent with applicable prevailing industry practices and standards, that are designed to deter the unauthorized viewing, copying, alteration or removal of any media containing Client Data. Removable media on which Client Data is stored (including thumb drives, CDs, and DVDs, and PDAS) by State Street must be encrypted using at least 256-bit AES (or equivalent).

c.  Media Destruction - State Street will destroy removable media and any mobile device (such as discs, USB drives, DVDs, back-up tapes, laptops and PDAs) containing Client Data or use commercially reasonable efforts to render Client Data on such physical media unintelligible if such media or mobile device is no longer intended to be used. All backup tapes that are not destroyed must meet the level of protection described in this Security Schedule until destroyed.

d.  Paper Destruction - State Street will cross shred all paper waste containing Client Data and dispose in a secure and confidential manner.

6.  Communications and Operations Management.

a.  Network Penetration Testing - State Street will, on approximately an annual basis but in no event less frequently than every eighteen (18) months, contract with an independent third party to conduct a network penetration test on its network having access to or holding or containing Client Data. If penetration testing reveals material deficiencies or vulnerabilities, the findings will be risk rated consistent with industry standards and timeframes will be defined for remediating vulnerabilities (other than medium or low risk vulnerabilities) consistent with industry standards and taking into account any mitigation efforts taken by State Street with respect to such vulnerabilities

b.  Data Protection During Transmission - State Street will encrypt, using an industry recognized encryption algorithm, personally identifiable Client Data when in transit across public networks.

c.  Data Loss Prevention - State Street will maintain a data leakage program that is designed to identify, detect, monitor and document data leaving State Street’s control without authorization in place.

7.  Access Controls.

a.  Authorized Access - State Street will have controls that are designed to maintain the logical separation such that access to systems hosting Client Data and/or being used to provide services to Client will uniquely identify each individual requiring access, grant access only to authorized personnel based on the principle of least privileges, and prevent unauthorized access to Client Data. State Street reviews user access rights to systems and applications storing or allowing access to Client Data on a periodic basis.

Information Classification: Limited Access

b.  User Access - State Street will have a process to promptly disable access to Client Data by any State Street personnel who no longer require such access. State Street will also promptly remove access of Client personnel upon receipt of notification from Client.

c.  Authentication Credential Management - State Street will communicate authentication credentials to users in a secure manner, with a proof of identity check of the intended users. State Street requires its personnel and any personnel of its delegates or other third parties that have access to State Street’s networks or systems to maintain the confidentiality of system passwords, keys, and passcodes. State Street has a secure and documented process to reset passwords that requires verification of user identity prior to password reset.

d.  Multi-Factor Authentication for Remote Access - State Street will use multi-factor authentication and a secure tunnel, or another strong authentication mechanism, when remotely accessing State Street’s internal network.

8.  Use of Laptop and Mobile Devices in connection with this Agreement.

a.  Encryption Requirements - State Street will encrypt any laptops or mobile devices (e.g., tablets and smartphones) containing Client Data used by State Street’s personnel using an industry recognized encryption algorithm with at least 256-bit encryption AES (or equivalent).

b.  Secure Storage - State Street will require that all laptops and mobile devices be securely stored whenever out of the personnel’s immediate possession.

c.  Inactivity Timeout - State Street will employ access and password controls as well as inactivity timeouts of no longer than thirty (30) minutes on laptops, desktops and mobile devices managed by State Street and used by State Street’s personnel.

d.  Remote Management - State Street will maintain the ability to remotely remove Client Data promptly from mobile devices managed by State Street. State Street has policies requiring personnel to maintain the security of devices managed by State Street.

9.  Information Systems Acquisition Development and Maintenance.

a.  Client Data - Client Data will only be used by State Street for the purposes specified in this Agreement.

b.  Virus Management - State Street will maintain a malware protection program designed to identify, detect, protect, respond and recover from malware infections, malicious code and unauthorized execution of code within the State Street environment.

c.  Change Control - State Street implements and maintains change control procedures to manage changes to information systems, supporting infrastructure, and facilities. Certain State Street’s system and application changes undergo testing prior to implementation, which may include relevant security controls, as determined by State Street on a risk basis and taking into account the type and/or impact of the change

Information Classification: Limited Access

and the infrastructure and/or network components in place with respect to such change.

10.  Incident Event and Communications Management.

a. Incident Management/Notification of Breach - State Street will maintain an incident response plan that specifies actions to be taken when State Street or one of its subcontractors suspects or detects that a party has gained unauthorized access to Client Data or systems or applications containing any Client Data (the “Response Plan”). Such Response Plan will include an escalation procedure that includes notification to senior managers and reporting to regulatory and law enforcement agencies, when and if applicable. State Street will use commercially reasonable efforts to investigate, remediate and mitigate such unauthorized access.

b. State Street will notify Client within seventy-two (72) hours after it has determined that unauthorized access to Client Data has occurred, unless otherwise prohibited by Applicable Law. In such an event, and unless prohibited by Applicable Law, State Street will provide information, to the extent available to State Street, sufficient to provide a reasonable description of the general circumstances and extent of such unauthorized access, and will provide reasonable cooperation to Client:

i.    in the investigation of any such unauthorized access;

ii.   in Client’s efforts to comply with statutory notice or other Applicable Laws applicable to Client or its customers; and

iii.  in litigation and investigations brought by Client against third parties, including injunctive or other equitable relief reasonably necessary to protect Client’s proprietary rights.

For the avoidance of doubt, State Street will not be required to disclose information that State Street reasonably determines would compromise the security of State Street’s technology or premises or that would impact other State Street clients.

Information Classification: Limited Access

SCHEDULE A

COVERED FOREIGN COUNTRIES

Attached.

Information Classification: Limited Access

SCHEDULE B

ELIGIBLE SECURITIES DEPOSITORY

Attached.

Information Classification: Limited Access

SCHEDULE C

CUSTODY AND SETTLEMENT PRACTICES

Attached.

Information Classification: Limited Access

LOAN SERVICES ADDENDUM

TO MASTER CUSTODIAN AGREEMENT

ADDENDUM to that certain Master Custodian Agreement (the “Custodian Agreement”) by and among each fund (a “Fund”) identified on Appendix A thereto or made subject thereto pursuant to Section 20.6 thereof and State Street Bank and Trust Company, including its subsidiaries and other affiliates (the “Custodian”). As used in this Addendum, the term “Fund”, in relation to a Loan (as defined below), includes a Portfolio on whose behalf the Fund acts with respect to the Loan.

The following provisions will apply with respect to interests in commercial loans, including loan participations, whether the loans are bilateral or syndicated and whether any obligor is located in or outside of the United States (collectively, “Loans”), made or acquired by a Fund on behalf of one or more of its Portfolios.

SECTION 1. PAYMENT CUSTODY. If a Fund wishes the Custodian to receive payments directly with respect to a Loan for credit to the bank account maintained by the Custodian for the Fund under the Custodian Agreement,

(a)  the Fund will cause the Custodian to be named as the Fund’s nominee for payment purposes under the relevant financing documents, e.g., in the case of a syndicated loan, the administrative contact for the agent bank, and otherwise provide for the payment to the Custodian of the payments with respect to the Loan; and

(b)  the Custodian will credit to the bank account maintained by the Custodian for the Fund under the Custodian Agreement any payment on or in respect of the Loan actually received by the Custodian and identified as relating to the Loan, but with any amount credited being conditional upon clearance and actual receipt by the Custodian of final payment.

SECTION 2. MONITORING. If a Fund wishes the Custodian to monitor payments on and forward notices relating to a Loan,

(a)  the Fund will deliver, or cause to be delivered, to the Custodian a schedule identifying the amount and due dates of the scheduled principal payments, the scheduled interest payment dates and related payment amount information, and such other information with respect to the Loan as the Custodian may reasonably require in order to perform its services hereunder (collectively, “Loan Information”) and in such form and format as the Custodian may reasonably request; and

(b)  the Custodian will (i) if the amount of a principal, interest, fee or other payment with respect to the Loan is not received by the Custodian on the date on which the amount is scheduled to be paid as reflected in the Loan Information, provide a report to the Fund that the payment has not been received and (ii) if the Custodian receives any consent solicitation, notice of default or similar notice from any syndication agent, lead or obligor on the Loan, undertake reasonable efforts to forward the notice to the Fund.

SECTION 3. EXCULPATION OF THE CUSTODIAN.

(a)  Payment Custody and Monitoring. The Custodian will have no liability for any delay or failure by the Fund or any third party in providing Loan Information to the Custodian or for any inaccuracy or

Information Classification: Limited Access

incompleteness of any Loan Information. The Custodian will have no obligation to verify, investigate, recalculate, update or otherwise confirm the accuracy or completeness of any Loan Information or other information or notices received by the Custodian in respect of the Loan. The Custodian will be entitled to (i) rely upon the Loan Information provided to it by or on behalf of the Fund or any other information or notices that the Custodian may receive from time to time from any syndication agent, lead or obligor or any similar party with respect to the Loan and (ii) update its records on the basis of such information or notices as may from time to time be received by the Custodian.

(b)  Any Service. The Custodian will have no obligation to (i) determine whether any necessary steps have been taken or requirements have been met for the Fund to have acquired good or record title to a Loan, (ii) ensure that the Fund’s acquisition of the Loan has been authorized by the Fund, (iii) collect past due payments on the Loan, preserve any rights against prior parties, exercise any right or perform any obligation in connection with the Loan (including taking any action in connection with any consent solicitation, notice of default or similar notice received from any syndication agent, lead or obligor on the Loan) or otherwise take any other action to enforce the payment obligations of any obligor on the Loan, (iv) become itself the record title holder of the Loan or (v) make any advance of its own funds with respect to the Loan.

(c)  Miscellaneous. The Custodian will not be considered to have been or be charged with knowledge of the sale of a Loan by the Fund, unless and except to the extent that the Custodian shall have received written notice of the sale from the Fund and the proceeds of the sale have been received by the Custodian for credit to the bank account maintained by the Custodian for the Fund under the Custodian Agreement. If any question arises as to the Custodian’s duties under this Addendum, the Custodian may request instructions from the Fund and will be entitled at all times to refrain from taking any action unless it has received Proper Instructions from the Fund. The Custodian will in all events have no liability, risk or cost for any action taken or omitted with respect to the Loan pursuant to Proper Instructions. The Custodian will have no responsibilities or duties whatsoever with respect to the Loan except as are expressly set forth in this Addendum.

Information Classification: Limited Access